Exhibit 5.1

[Letterhead of Troutman Pepper Locke LLP]

January 13, 2025

The Southern Company
30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Southern Company (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-277138) filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2024 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to $565,000,000 aggregate principal amount of the Company’s Series 2025A 6.50% Junior Subordinated Notes due March 15, 2085 (the “Notes”). The Notes will be issued pursuant to the Subordinated Note Indenture dated as of October 1, 2015 between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented by the Fifteenth Supplemental Indenture dated as of January 13, 2025 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion,

January 13, 2025

with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.

We do not express any opinion herein concerning any law other than the law of the State of Georgia, the federal law of the United States, the Delaware General Corporation Law and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Notes. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

                                                                 Very truly yours,

/s/ Troutman Pepper Locke LLP

Annex I

[Letterhead of Hunton Andrews Kurth LLP]

January 13, 2025

Troutman Pepper Locke LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308
RE:          Registration Statement on Form S‑3
To the Addressee:
We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-277138) (the “Registration Statement”) relating to $565,000,000 aggregate principal amount of The Southern Company’s (the “Company”) Series 2025A 6.50% Junior Subordinated Notes due March 15, 2085 (the “Notes”). The Notes will be issued pursuant to the Subordinated Note Indenture dated as of October 1, 2015 between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented by a Fifteenth Supplemental Indenture dated as of January 13, 2025 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein. As to questions of fact material to the opinion expressed herein, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization,

Troutman Pepper Locke LLP
January 13, 2025

moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion letter is furnished for your benefit in connection with your rendering an opinion letter to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion letter. In giving our consent to your attaching this opinion letter to the opinion letter being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP